Exhibit 99.1

2020 Calamos Court Naperville, IL 60563-2787 www.calamos.com

FOR IMMEDIATE RELEASE	News Release

Contact:

Jennifer McGuffin

Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

First Quarter 2014 Results and Declares Dividend

NAPERVILLE, Ill., April 24, 2014 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, lower-volatility equity1, fixed income, convertible and alternative strategies, today reported first quarter 2014 results.

Highlights

Non-GAAP diluted earnings per share was $0.20 for the first quarter compared with $0.25 in the previous quarter and $0.24 in the first quarter of 2013.2 Non-GAAP net income attributable to Calamos Asset Management, Inc. (CAM) was $3.9 million for the quarter compared with $5.0 million last quarter and $5.1 million in the first quarter of 2013.

GAAP diluted earnings per share was $0.11 for the first quarter of 2014 compared with $0.54 in the previous quarter3 and $0.16 in the first quarter of 2013. Net income attributable to CAM was $2.1 million for the quarter compared with $10.9 million last quarter and $3.2 million in the first quarter of 2013.

Our total revenues for the current quarter were $63.9 million compared with $66.5 million in the previous quarter and $71.0 million in the first quarter a year ago. Operating margin was 22.0% for the first quarter, 33.0% in the previous quarter, and 31.2% in the first quarter of 2013.

Assets Under Management4 were $26.1 billion at March 31, 2014 compared with $26.5 billion at the end of last quarter and $28.3 billion at March 31, 2013. Net outflows were $574 million for the quarter compared with net outflows of $1.4 billion in the previous quarter and net outflows of $2.5 billion in the first quarter of 2013.

[1]	These strategies attempt to achieve equity-like returns with lower than equity market risk by managing a portfolio that it believes will exhibit less volatility over full market cycles.
[2]	See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[3]	A non-operating gain of $3.9 million, or $0.19 per share, related to a decrease in the company’s deferred tax valuation allowance and investment income, net of redeemable non-controlling interest in partnership investments of $22.5 million, or $0.20 per share, increased GAAP earnings for the fourth quarter of 2013.
[4]	Assets Under Management do not include $791 million, $834 million, and $939 million as of March 31, 2014, December 31, 2013, and March 31, 2013, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

The Board of Directors of CAM declared a regular quarterly dividend of 12.5 cents per share payable on May 19, 2014 to shareholders of record on May 5, 2014.

Calamos Investments LLC (Calamos Investments) repurchased 2.3 million shares of CAM’s common stock since the share repurchase program was announced in the first quarter of 2013, for a total cost of $25.4 million.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
(in millions)
Ending Assets Under Management	$26,147	$26,543	$28,325
Average Assets Under Management	$26,242	$26,712	$29,224
Net outflows	$(574)	$(1,421)	$(2,467)
(in thousands, except earnings per share)
Total revenues	$63,930	$66,522	$70,953
Total operating expenses	$49,854	$44,579	$48,838
Operating income	$14,076	$21,943	$22,115
Operating margin	22.0%	33.0%	31.2%
Net income attributable to CAM	$2,139	$10,856	$3,234
Non-GAAP net income attributable to CAM	$3,913	$5,015	$5,061
Diluted earnings per share	$0.11	$0.54	$0.16
Non-GAAP diluted earnings per share	$0.20	$0.25	$0.24

Business Commentary

•	We continue to be encouraged by our short-term performance as we have seen improvement in our one-year results compared with a year ago, even though our one-year performance was adversely impacted as investors shifted from secular growth sectors to defensive sectors near the end of the quarter.[5]

	1 Year		3 Years		5 Years		10 Years		Since Inception
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Calamos Funds beating the performance average for their respective Morningstar category as of March 31	54%	8%	15%	33%	33%	45%	38%	43%	71%	69%

[5]	Past performance is not a guarantee of future results. See Forward-Looking Statements & Important Risk Disclosures.

•	We experienced slowing of outflows during the quarter with respect to prior periods. Outflows totaled $574 million in the first quarter of 2014 compared with $2.5 billion in the first quarter of 2013. We saw continued outflows in our equity and lower-volatility equity strategies, partially offset by inflows to convertible and market neutral income strategies.

•	We remain committed to strategically expanding our product breadth to meet the evolving investment needs of our clients. To this end, during the quarter we filed with the U.S. Securities and Exchange Commission (SEC) for a new closed-end fund. Furthermore, during the period we experienced sustained investor interest in our alternative, convertible and emerging markets strategies.

Assets Under Management and Flows

Assets Under Management as of March 31, 2014 were $26.1 billion, a decrease of $396 million from the end of the fourth quarter.

•	Net outflows were $574 million for the quarter, resulting primarily from outflows from our equity and lower-volatility equity strategies.

•	The company’s funds experienced net outflows of $195 million for the quarter. Separate accounts had $379 million of net outflows for the quarter.

•	Market appreciation was $178 million for the quarter, driven primarily by equity and lower-volatility equity strategies.

•	The company’s alternative strategies had net inflows of $334 million for the quarter and convertible strategies had net inflows of $134 million.

Financial Discussion

Operating Income

First quarter 2014 revenues of $63.9 million decreased 10% from first quarter 2013 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the first quarter were $49.9 million, an increase of 2% from $48.8 million in the first quarter of 2013 as a result of increases across all expense categories, except for distribution expenses. Operating income was $14.1 million for the first quarter versus $22.1 million in the first quarter of last year. Operating margin was 22.0% for the first quarter, down from 31.2% in the first quarter of 2013.

Non-Operating Income

Non-operating income (GAAP) was $118,000 for the first quarter of 2014, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships,6 was $55,000 during the first quarter of 2014, as presented in Table B.

Financial Position

As of March 31, 2014, the corporate investment portfolio was $473.3 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries, to fund the company’s share repurchase program and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

As of March 31, 2014, total debt was $92.1 million, of which $46.2 million is due on July 15, 2014. Total equity was $440.9 million.

As part of the share repurchase program to acquire up to 3 million shares of the company’s common stock, as announced in the first quarter of 2013, Calamos Investments7 repurchased 1.0 million shares of CAM’s common stock at an average price of $11.77 per share and a total cost of $12.2 million during the first quarter of 2014.

Market Capitalization

As of March 31, 2014, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments, and the remaining 77.8% is privately owned by Calamos Family Partners, Inc. Because of this complex ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Thursday, April 24, 2014. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.946.0786 in the U.S. or Canada (719.325.2325 internationally), then entering conference ID #5975560. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #5975560. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

[6]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.
[7]	Common stock purchased under our share repurchase program are by Calamos Investments LLC and not directly for the individual, personal accounts of John P. Calamos, Sr.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, lower-volatility equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Past Performance is not a guarantee of future results. While the investment objective stated in a fund’s prospectus may or may not reflect how the fund actually invests, the Morningstar category is assigned based on the underlying securities in each portfolio. Morningstar categories help investors and investment professionals make meaningful comparisons between funds. Morningstar data: © 2014 Morningstar, Inc. All rights reserved. The information contained herein is proprietary to Morningstar and/or its content providers; may not be copied or distributed; and is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Investments in mutual funds are subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1-800-582-6959. Read it carefully.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues
Investment management fees	$50,278	$52,512	$55,942
Distribution and underwriting fees	12,989	13,338	14,328
Other	663	672	683

Total revenues	63,930	66,522	70,953
Expenses
Employee compensation and benefits	23,996	18,098	22,565
Distribution expenses	12,651	12,997	13,931
Marketing and sales promotion	3,705	4,192	3,389
General and administrative	9,502	9,292	8,953

Total operating expenses	49,854	44,579	48,838

Operating income	14,076	21,943	22,115
Non-operating income	118	21,854	1,800

Income before income tax provision	14,194	43,797	23,915
Income tax provision	1,362	108	1,976

Net income	12,832	43,689	21,939
Net income attributable to non-controlling interest in Calamos Investments LLC	(10,630)	(31,910)	(17,997)
Net income attributable to redeemable non-controlling interest in partnership investments	(63)	(923)	(708)

Net income attributable to CAM	$2,139	$10,856	$3,234

Earnings per share:
Basic	$0.11	$0.55	$0.16

Diluted	$0.11	$0.54	$0.16

Weighted average shares outstanding:
Basic	19,079,163	19,620,371	20,301,373

Diluted	19,805,828	20,214,360	20,836,996

Supplemental Information:
Non-GAAP net income attributable to CAM	$3,913	$5,015	$5,061

Non-GAAP diluted earnings per share	$0.20	$0.25	$0.24

Calamos Asset Management, Inc.

Assets Under Management

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Open-end Funds
Beginning Assets Under Management	$16,128	$15,679	$17,829
Sales	1,213	1,485	1,131
Redemptions	(1,416)	(1,818)	(2,861)
Market appreciation	84	782	726

Ending Assets Under Management	16,009	16,128	16,825

Average Assets Under Management	16,017	15,940	17,485

Closed-end Funds
Beginning Assets Under Management	$6,266	$6,019	$5,500
Sales	8	—	86
Market appreciation	63	247	148

Ending Assets Under Management	6,337	6,266	5,734

Average Assets Under Management	6,290	6,157	5,678

Institutional Accounts
Beginning Assets Under Management	$3,081	$3,900	$5,191
Sales	93	23	103
Redemptions	(452)	(1,082)	(863)
Market appreciation	35	240	215

Ending Assets Under Management	2,757	3,081	4,646

Average Assets Under Management	2,883	3,569	4,921

Managed Accounts
Beginning Assets Under Management	1,068	1,020	1,135
Sales	19	29	49
Redemptions	(39)	(58)	(112)
Market appreciation (depreciation)	(4)	77	48

Ending Assets Under Management	1,044	1,068	1,120

Average Assets Under Management	1,052	1,046	1,140

Total Assets Under Management
Beginning Assets Under Management	26,543	26,618	29,655
Sales	1,333	1,537	1,369
Redemptions	(1,907)	(2,958)	(3,836)
Market appreciation	178	1,346	1,137

Ending Assets Under Management	$26,147	$26,543	$28,325

Average Assets Under Management	$26,242	$26,712	$29,224

Ending Assets Under Management by Strategy
Equity	$8,238	$8,609	$10,104
Lower-volatility Equity	4,841	5,423	6,929
Convertible	2,332	2,173	2,249
Enhanced Fixed Income	3,549	3,494	3,259
Alternative	3,921	3,563	2,696
Total Return	2,788	2,772	2,475
High Yield	358	361	399
Fixed Income	120	148	214

Ending Assets Under Management	$26,147	$26,543	$28,325

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net income attributable to CAM	$2,139	$10,856	$3,234
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Decrease in deferred tax valuation allowance	—	(3,926)	—
Non-operating income, net of taxes	(205)	(3,894)	(152)

Non-GAAP net income attributable to CAM	$3,913	$5,015	$5,061

Diluted - Weighted average shares outstanding	19,805,828	20,214,360	20,836,996

GAAP diluted earnings per share	$0.11	$0.54	$0.16
Non-GAAP diluted earnings per share	$0.20	$0.25	$0.24

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the change in deferred tax valuation allowance and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) change in deferred tax valuation allowance; and

(iii) Non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Interest income	$39	$48	$87
Interest expense	(1,504)	(1,505)	(1,506)

Net interest expense	(1,465)	(1,457)	(1,419)
Investment income	1,520	23,405	3,176
Miscellaneous other income (loss)	63	(94)	43

Investment and other income	1,583	23,311	3,219

Non-operating income (GAAP)	118	21,854	1,800
Net income attributable to redeemable non-controlling interest in partnership investments	(63)	(923)	(708)

Non-GAAP non-operating income, net of redeemable non-controlling interest in partnership investments	$55	$20,931	$1,092

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Returns reflected in earnings
Investment income	$1,520	$23,405	$3,176
Net income attributable to redeemable non-controlling interest in partnership investments	(63)	(923)	(708)
Returns reflected in equity
Net unrealized gain reported in equity, inclusive of non-controlling interest	1,702	4,386	6,327

Total corporate investment portfolio returns	$3,159	$26,868	$8,795

Average corporate portfolio	$417,172	$445,469	$383,064
Total corporate investment portfolio returns	0.8%	6.0%	2.3%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Income tax provision	$1,362	$108	$1,976
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(45)	(19)	(31)

Income tax provision attributable to CAM	1,317	89	1,945
Net income attributable to CAM	2,139	10,856	3,234

Income before taxes attributable to CAM	$3,456	$10,945	$5,179

CAM’s effective income tax rate[8]	38.1%	0.8%	37.6%

Source: Calamos Asset Management, Inc.

# # #

[8]	The income tax provision for the three months ended December 31, 2013 includes a decrease in the valuation allowance of $3.9 million. Excluding this allowance, CAM’s effective income tax rate would be 36.7%.